UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2015

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2015, Cabot Corporation ("Cabot" or the "Company") announced that Patrick M. Prevost, President and Chief Executive Officer, is taking a temporary medical leave of absence, and is expected to return to the Company in January 2016. On that same day, the Board of Directors of Cabot established an Interim Office of the Chief Executive Officer (the "CEO Office") and temporarily transferred Mr. Prevost’s responsibilities to the CEO Office.

The CEO Office is comprised of Eduardo E. Cordeiro, Executive Vice President and Chief Financial Officer, and President, Americas and Europe, Middle East and Africa Regions; Brian A. Berube, Senior Vice President and General Counsel; Sean D. Keohane, Executive Vice President and President, Reinforcement Materials Segment; and Nicholas S. Cross, Executive Vice President and President, Performance Chemicals and Specialty Fluids Segments. Messrs. Cordeiro, Berube, Keohane and Cross will remain in their current positions while carrying out their CEO Office responsibilities. The CEO Office will report to the Board, with oversight to be provided by John F. O’Brien, non-Executive Chairman of the Board.

The information regarding the business experience and backgrounds of Messrs. Cordiero, Berube, Keohane and Cross is incorporated by reference to the information set forth in the section titled "Executive Officers of the Registrant" of the Company’s annual report on Form 10-K for its fiscal year ended September 30, 2015, as filed with the Securities and Exchange Commission (the "SEC") on November 25, 2015. The information regarding Mr. Cordeiro’s, Mr. Berube’s and Mr. Keohane’s compensation arrangements with the Company is incorporated by reference to the relevant information set forth in the Company’s proxy statement for its 2015 annual meeting of shareholders as filed with the SEC on January 28, 2015 (the "2015 Proxy Statement"). Information regarding Mr. Cross’s compensation arrangements with the Company is incorporated by reference to the Employment Agreement between Mr. Cross and Cabot Switzerland GmbH dated April 1, 2010, as modified by the Assignment Letter between Mr. Cross and Cabot Corporation effective May 15, 2015, which is filed as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2015 as filed with the SEC on August 6, 2015. There will be no changes in the compensation arrangements of Messrs. Cordeiro, Berube, Keohane or Cross as a result of their appointment to the CEO Office.

There is no arrangement or understanding between Messrs. Cordeiro, Berube, Keohane or Cross and any other person pursuant to which they were appointed to the CEO Office. There are no transactions involving Messrs. Cordeiro, Berube, Keohane or Cross requiring disclosure under Item 404(a) of Regulation S-K of the SEC, except the transactions in which Cabot withheld from each such officer shares of Cabot common stock to satisfy withholding tax obligations on time-based restricted stock units and performance-based restricted stock units that vested in November 2014 and November 2015. The dollar value of Cabot common stock withheld from each of Messrs. Cordeiro, Berube, Keohane and Cross in November 2014 to satisfy these withholding tax obligations is incorporated by reference to the information set forth in the section titled "Transactions with Related Persons" in the 2015 Proxy Statement. The dollar value of Cabot common stock withheld from each of Messrs. Cordeiro, Berube, Keohane and Cross in November 2015 to satisfy these withholding tax obligations was $171,655; $120,170; $88,852; and $88,357, respectively.

Item 8.01 Other Events.

On December 2, 2015, the Company issued a press release regarding Mr. Prevost’s temporary leave of absence, the establishment of the CEO Office and the appointment of Messrs. Cordeiro, Berube, Keohane and Cross to such office, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number Description

99.1 Press Release of Cabot Corporation dated December 2, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

December 2, 2015	By:	Brian A. Berube

Name: Brian A. Berube
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Cabot Corporation dated December 2, 2015